EXHIBIT 99.2

Transcript of Interview with KCSA Strategic Communications, dated August, 2016

Philip Carlson, KCSA: Thank you and welcome to Terra Tech's Second Quarter 2016 Financial Results Conference Call. A replay of this call will be available at www.smallcapvoice.com and will be archived on the Investors Relations section of the Terra Tech website.

Before we begin, please let me remind you that during the course of this conference call, Terra Tech's management may make forward-looking statements. These forward-looking statements are based on current expectations that are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.

These risks are outlined in the Risk Factors section of our SEC filings. Any forward-looking statement should be considered in light of these factors. Please also note, as a Safe Harbor, any outlook we present is as of today and management does not undertake any obligation to revise any forward-looking statements in the future.

With me on the call today are Mr. Derek Peterson, President and CEO of Terra Tech Corp, Terra Tech's Chairman and Chief Executive Officer and Mike James, Chief Financial Officer.

With that, I would now like to hand the call over to Derek.

Derek Peterson, President and CEO of Terra Tech Corp.: Phil, thank you very much and everyone, welcome to Terra Tech Corporation's second quarter 2016 earnings results. It's Monday August 15th. I wanted to talk a little bit today first off about the financials and then give a broader general overview of the company division by division, segment by segment. I'll be doing a brief financial overview. Mike James, our CFO, will be joining us in just a moment to take a little bit of a deeper dive there.

A press release came out a little bit earlier and the filing was posted to the SEC's website. The company achieved revenue of $9.7 million, which was an increase of 93% compared to the prior period, the prior year. Most of the increase was driven largely by higher Canada sales as we've said to everyone, that's been a focus is to continue to increase the sales in the Canada sector. The Canada sales included sales at Blum Oakland. Revenue for the first time, also the sales contained the retail division in Nevada, the first location that we opened up on April 20th on Western Avenue in the Las Vegas area.

Gross margins increased from 5% to 17% quarter-over-quarter and I wanted to talk a little bit about GAAP auditability and controls. And everybody on the call that's a shareholder, for most of you, everybody seems to understand what we deal with from a banking and regulatory standpoint right now. A lot of our divisions can't get traditional banking, many of you may have read a recent article where I was even denied life insurance. So we constantly deal with things like banking regulations, basic financial services.

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So it was a huge feat for us, if you recall when we first signed the merger agreement with Blum, I think it was late December and then we needed about the first quarter, January, February and March to streamline the controls internally so that we were compliant and had the ability to be auditable under GAAP standards by a major firm, MGO, the firm in Northern California was the one that conducted the audit on the Blum transaction. So, what we've done for ourselves as difficult as that was is we've built internal protocols and standard operating procedures now that we can apply on a go forward basis. So any time we're looking at new acquisitions in any space, specifically in the Canada space that don't have same and similar banking that normal businesses have, we have the ability to incorporate those into our current operations and maintain GAAP auditability and compliance. The importance obviously is being maintained listed on the exchanges as well as the OTCQX or wherever we happy to live in the future.

That was a huge step for us and a huge learning curve for us and again it took a better part of Q1. So the sales we see here incorporate those two locations on a fully GAAP audited basis is beginning on April 1. So that was our first full quarter with the Blum Oakland location and a partial quarter, but a majority of a quarter for the Western Avenue location in Las Vegas.

Digging a little bit deeper into the dispensaries, on April 1, as I said, we closed the Blum Oakland transaction, which not only was a retail footprint for us, but also was a fully integrated facility and what I mean by that is, we have on-site cultivation, we have an on-site extraction lab where we manufacture oils, concentrates, waxes and shatters and those types of things and of course we have the Blum storefront location where we see close to 1,000 people a day.

The beauty of that location is the seed-to-sale infrastructure and it's given us a leg up in the future compliance necessity for our MMRSA, which is a new legislation to house medical that's coming to effect in 2018, has a lot of parameters associated with it, and a lot of controls associated with it and the beauty of us working through the auditing controls in conjunction with the seed-to-sales control that we've needed to have up in Oakland has given us the head start from a compliance standpoint to integrating some new regulations when they come into effect in 2018.

So we believe that we're very well-positioned to capitalize on the Marijuana Regulation and Safety Act, which again comes into effect in 2018. The biggest piece to that is it allows for companies to operate on a for- profit basis and we've been operating on a non-for-profit basis in the State of California for some time, that's not a traditional non-profit as some of you may think, it's not a 501(c)(3), but it's operating without the agenda to produce a profit. That's going to switch for us come 2018, potentially a little bit sooner if the city of Oakland decides to adopt that sooner, which we're working towards that end. But worst case, we're looking at 2018 to be able to operate that subsidiary on a for-profit basis.

Las Vegas Western Ave, again, we opened that on April 20. We're really pushing heavy and hard for adult use passage here in November and we'll dig a little bit deeper into that towards the latter part of the call and Las Vegas is the city of brands and what I mean by that is, we all remember when you used to go to Las Vegas and order $1.99 steak and egg, that world has changed. Vegas is an area now that's seen declining gaming revenue, but to offset that, they've seen an increase in nightlife and day clubs and restaurants, celebrity chefs, those types of things. So it's very experiential in nature, so we're putting a lot of attention and effort into the brand awareness for the Blum brand as well as the IVXX products that we are going to be distributing throughout the Nevada marketplace.

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So we've spent a lot of energy on that. We're going to be putting more time, effort and energy into branding because that's where we think we win the game in the State of Nevada, particularly in the City of Las Vegas. The Decatur Boulevard location is going to be a grand opening on August 20. So anybody that happens to be in the area, please take a moment, come over and join us. I think, the [indiscernible] are starting around 11 o'clock in the afternoon.

Our third and flagship location is going to be the Desert Inn location near the Las Vegas Convention Centre, as well as the additional dispensary we will be opening up in Reno towards the latter part of the year as well. All of these, we are attempting to open by the end of the summer season. A lot of it has to do with final permitting from a construction standpoint, obviously, final walk through and permits for not only the state, but also from our local municipality, city, county, wherever we happen to be located.

Let's dig a little bit into distribution, sales and marketing of the IVXX products. And so everybody understands how important IVXX is to us from a corporate standpoint. To me, that is our largest driver of top line revenue in the upcoming not-too-distant future. Owning retail is beautiful for a lot of reasons, which I'll discuss in a moment, but the beauty of developing a brand in the space is twofold. First off, it allows us an unlimited potential to expand top line revenue by selling to other dispensaries and other permitted locations throughout the state. Obviously, California is the largest medical marijuana market in the country. We think Las Vegas is going to be a very significant marketplace, considering the 42 million people that travel just in to Las Vegas area, the 50 million people that travel into the state on an annual basis.

IVXX sales increased 795% quarter-over-quarter when we include the sales that went through the Blum counter. So let me dig a little bit deeper on that. In Q1, we've posted about $130,000 of sales in IVXX and a lot of that had to do with, if you remember for shareholders at the time, was because we had a batch of product, a couple of batches of product we had to call back, because of optics, not because of quality, but because the look and feel wasn't what it should have been and it shouldn't made it after the marketplace. So we pulled that back, and it affected sales. Q2, now that we've closed the Blum location, we can't incorporate the IVXX sales to Blum.

We can only count that at the retail level. But if you look at apples for apples, so in Q1, $130,000 in sales and IVXX went out to Blum, and it went out to other retailers throughout the state. And Q2, that number was about 1.1 million, taking into consideration all the other dispensaries in the state as well as what we pushed through at the retail counter at Blum. The breakdown there was about $330,000 of sales organically to outside medical marijuana dispensaries, which is about a 251% increase. But if we amalgamate in the numbers we pushed to the Blum counter of another $838,000 of products being cartridges, waxes, shatters, oils, et cetera, that brings us a total of 1.1 million over the quarter.

So we were very, very pleased for the organic growth to the outside dispensaries, but it was a great litmus test for us as a company of what we can do by actually owning retail, which is why the ownership of the retail is very, very important to us. We know by merchandising the product properly and by teaching and training the sales force properly, we can significantly move the needle of IVXX sales. So we're able to build that model in our own retail facility and carry that model for modern retail facility when we attempt to wholesale the product to other operators throughout the state. We can come in and say, hey, this is the best way to merchandise it, this is the best way to train your staff, this is the best way to sell product and by the way, we experienced this sales growth over that period of time by putting into -- instituting these exact standard operating sales procedures.

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So the beauty of owning that retail has allowed us the ability to not only move the sales needle from our standpoint, but at the same time, build a model for us to expand outside of our own retail framework throughout the State of California, which is again tied back to why I feel IVXX is the best piece of -- business for us for topline growth over the next few years.

We filled our initial orders, again people have read we've also added on prefilled Canada's cartridges. I think oil is one of the major, major sales components in medical marijuana dispensaries and recreational marijuana dispensaries in the coming future. I think specifically convenience items being prefilled cartridges, especially in a place like Nevada are going to be a huge sales piece and that's where we're focusing so much of our energy is on the IVXX brand as well as the concentrates specifically in the prefilled cartridges. We'll be launching a new IVXX branded cart here in the not-too-distant future. So we'll essentially have three tiers, depending on what your price point requirements are and also depending on what your cannabinoid intake requirements are. Some people want a lower percentage of THC, and some people want a higher percentage of THC. So we'll have something available to all potential patients and all potential purchasers, depending on the market that we are selling in.

So we are pushing IVXX. We're expecting to continue upward growth and we're planning to build out that wholesale business to grow market share. In order to accomplish that, we just recently expanded the lab up in Oakland to have full onsite production of waxes, shatters, but the full on-site production of oil from seed-to-sale, meaning we're cultivating up there, we're using the trim, we're using flower, we're using shake, we're running all that through the supercritical CO2 extraction machine, we're producing crude oils ourselves, we're doing the post-extraction refinement ourselves, the filling of the cartridges ourselves, the entire supply chain we have control over, and one of the important pieces and factors associated with that is maintaining quality and consistency for patients.

The reason all of our Blum locations look the same is we want everybody to have the same experience depending on what location they go in. Same thing from a product standpoint for IVXX. We want the same experience out of the cartridges in January as they're going to have in October, as if they're going to have in Oakland, if they're going to have in Las Vegas and anywhere else we happen to be. That consistency is the cornerstone of our developing and expanding our brands in both marketplaces.

Let's talk a little bit about a regulatory update. 2016, as everybody know, is, if you're a shareholder, you're paying a lot of attention to the legislative cycle. We've got a lot of states with some similar to regulation that's taking place this year from adult use all the way through different forms of medical. Why it's such a pivotal year is it truly is the year that pushes us over half the country, potentially over half the country with some form of regulation. But more importantly than that, it is well over half the population with some form of regulated candidates, which is very consistent with the pulling that we've seen take place, and why we are seeing so much political support on both sides of the aisle.

So we've got California with recreational adult use, we've got Nevada with recreational adult use on the ballot, a state like Florida with a huge population base with expanded medical to take them over and above the CBD, rules and regulations they passed last time. So this is exciting for us and we feel as well it's a tipping point. In the news last week out of the federal government when they decided to keep marijuana scheduled 1 drug, but it's allowing for more research on the medical properties of Canada and universities is negative on one side of the coin, but it's a step in the right direction on the either end. Frankly, moving from schedule 1 to schedule 2 wouldn't have done too much for medical marijuana dispensary operators and cultivators at this point in time. And we believe that the trend towards federal legalization is in motion. We feel very positive about the change in sentiment. I've started this company and felt like I was running uphill and this is the first time period where I actually feel like we're starting to get some significant tailwinds and that's a progress from our approach.

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A little bit of an operational update on the Edible Garden division. If you've read the prior press release, you've seen that we shift our first order of nutritionally enhanced SUPERLEAF Lettuce to ShopRite Supermarkets in the Northeast. The lettuce was developed in partnership with Nutrasorb LLC in conjunction with Rutgers University and what that really is, is that we did a tested shop, right, to see what the sell through would look like, and it looked very attractive. So now that we have those statistics and we are able to take those two other retailers that we sell product to and show them what the sell through rates are in order to get expansion, but this was a great test for us. ShopRite has been an excellent partner for us in terms of new products and the SUPERLEAF is really just a commitment to quality from an agricultural standpoint for us.

And what I mean by that is so many purchasers of produce are now getting more and more educated about the nutritional benefits for the dollars they're spending at the grocery store. So people are understanding, hey, when I buy iceberg lettuce, I'm not really getting any nutritional benefits. If I buy blueberries, I'm getting anti-oxidants and those types of things. So we're really appealing to the increase in education level of consumers by offering them a red leaf and green leaf lettuce alternative that's extremely nutrient and adds some super high-end anti-oxidants. So we're focusing on more and more products like that when people are making smart decisions in their grocery out that we're certainly one of the choices available to them.

We're also expanding our retail offering through the introduction of vitamin and dietary supplement lines through the acquisition of Vitamin Way, Vitamin Whey Protein, Slim Trim, Surgex Sports Nutrition, OmEssentials Vitamins and Bikini Ready. We're currently focused on the Medical Canada's industry, but if recreational Canada becomes legal, this retail arm is also potentially going to provide us with other distribution opportunities. We don't know where sales of Canadas is necessarily going to go in the future, is it going to end up at pharmacies, could it end up on 7-Eleven. So, all of these potential outcomes are options. And we wanted to make sure we have those covered.

So everybody has always asked since the beginning of time is why did you go the agricultural route and I think that made itself clear as we went through different permitting processes, people saw our core competency on the agricultural side, we're GFSI-certified, we are co-served, we're USDA organic, that built a lot of credibility and when we were competing for medical marijuana permits throughout the country and gave us certain leg up against our competition when they saw we were dealing with significant retailers like Walmart, ShopRite, Krogers, Marsh's et cetera. That level of confidence that we gain, we wanted to make sure we covered all assets and all potential outlets for medical marijuana in the future.

So if it does end up in the retail market, guess what, we already have products being distributed in to major grocery stores and the major pharmacies and the major convenience stores and those types of outlets. So it positions us for the future to distribute Canada's products into those same channels if it pivots there. If it doesn't, at least we are covered and we have an accretive business in that space. So a lot of this, people are trying to understand how this all fits together and it all fits together because we are all agricultural base from the ground up but we want to make sure we have broad retail distribution and we want to make sure that we have an outlet for Canada's products depending on where the sales channel end up being in the future.

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We recently announced the other day that we hired a new General Counsel for the firm, Joe Segilia, the press release and it kind of digs a little bit deeper into his background but 17 years of corporate legal experience. He came to us from Robinson Brog, a boutique law firm in New York, we've done some work with them in the past, we were very impressed with his performance. He has got prior experience navigating the legal complexities of the medical cannabis industry, he is going to oversee the Company's financing activities as it scales operations, put together all of our debt and equity offerings, and enable us to basically to better and better maneuver into new markets and allow us to manage cost wisely. So this was a decision for us to bring in house counsel because we have such complex legal infrastructure state-by-state, municipality-by- municipality layered on top of the securities regulations we have to operate as a for public company, layered on top of finance - complex financing agreements, so it was time for us to bring very experienced counsel into the company and it give us the ability to be proactive rather than reactive and this was just us strengthening our corporate team.

I want to now take this time to turn the call over to CFO, Mike James for him to discuss and review our financials for the quarter. Here you go Mike.

Michael James, CFO of Terra Tech Corp: Thank you Derek and good afternoon everyone, I will now provide you with a summary of our second quarter 2016 results. For the more detailed results, please refer to the press release we issued earlier today which is posted on our website along with a Form 10-Q filed with the Securities and Exchange Commission. In addition, please note that we compile our financials under US GAAP including our non-operating expenses. For the quarter ended June 30, 2016, we generated revenues of approximately $9.7 million compared to approximately $5 million for the quarter ended June 30, 2015, an increase of approximately $4.7 million or 93%. The increase was primarily due to revenue generated by Edible Garden and the sales of its produce herbs and flora products and newly acquired Blum dispensary in Oakland, newly opened Nevada dispensary on Western in Las Vegas, and IVXX from the sale of its cannabis products into the wholesale channel. Our gross margin for the second quarter of 2016 was approximately 17% compared to approximately 5.2% for the same period a year ago. The improved margins were attributable to the better margins at Edible Garden as the business continues to scale and were partially offset by increased spending on the refinement on Terra Tech's proprietary recipe of extraction. Margins were also impacted by the allocation of Blum's, MediPharm's and IVXX's business activities into cost of goods sold in accordance with federal, state and local laws.

SG&A expenses for the quarter totaled $5.4 million compared to $3.4 million a year ago. The increase was primarily due to an increase of $1.2 million consulting fees due to a higher stock price and $674,000 to newly hired employees in Nevada and the Blum employees in addition to the 392,000 amortization of intangibles acquired in the Blum acquisition which was partially offset by a reduction in legal expense in the amount of $205,000 and warrant expense of $1,150,000 in 2015 versus zero in 2016. We incurred a net loss of approximately $4.6 million or $0.01 per share for the second quarter of 2016 compared to a net loss of approximately $2.8 million or $0.01 per share for the quarter ended June 30, 2015. The primary reasons for the increase in the net loss related to an approximate $1.2 million loss from the fair market valuation of derivatives during the quarter ended June 30, 2016 compared to the prior year's second quarter.

Now turning to the balance sheet, on June 30, 2016, we had cash of approximately $1.7 million compared to cash balance of $418,000 at December 31, 2015. Short-term debt as of June 30, 2016 amounted to approximately $628,000, a decrease of approximately 32% compared to approximately $917,000 as of December 31, 2015. Long-term debt increased from zero to $1.6 million during the first six months of 2016. Shareholder's equity for the second quarter of 2016 amounted to $41.5 million, an increase of $35.1 million compared to $6.3 million as of December 31, 2015. Total revenues generated from cannabis products for the second quarter of 2016 totaled $3.8 million compared to $128,000 from the second quarter of 2015. The increase is due to the acquisition of Blum Oakland, the opening of Blum Nevada on Western in Las Vegas and more distribution and a stable product produced at IVXX.

Now I'd like to turn the call back over to Derek for some closing comments.

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Derek Peterson, President and CEO of Terra Tech Corp.: Mike, thank you very much. So in summary, we feel as though we had a very strong quarter both in terms of revenue growth as well as strengthening our balance sheet. Two commitments that I made in the short run to shareholders and to our team was to grow not only market share and topline revenue, but to continue to work on expanding gross margins. We also reduced the short-term debt and if you haven't seen posted on the SEC's website, we were able last Friday to get our S3 effective through the Securities and Exchange Commission that is hopefully going to open up an opportunity for us to find healthier cheaper financing for the company and to be able to pivot move a little quicker when opportunistic strike which ties into our longer term build out strategy as well as our longer term merger and acquisition strategy. So in summary, I wanted to make sure everybody truly understood what our scope of attack is over the next 24 months.

We want to continue to grow topline revenue by solidifying additional permits throughout the country, continuing to build out in Nevada and the State of California, hopefully getting recreational and adult-use passed in the major marketplaces where we live and work. In addition to that we want to put a huge emphasis on mergers and acquisitions because again that balances that long gain, short gain that I've talked about in the past. The long gain is going after permits, going to the political process, the legislative process, the building process. The shorter term accretive gain is finding existing infrastructures, existing businesses that are producing revenue and cash flow and bringing those under the Terra Tech umbrella. The S3 will obviously help with that from a strategy standpoint, so we are excited to have the opportunity to use that as one of our tools. In addition to that the expansion of the IVXX's brand in all marketplaces that we are working towards and the continued expansion of the Edible Garden agricultural footprint as well as the nutraceutical footprint, the retail expansion throughout the Northeast and the Midwest. In terms of revenue guidance, as we've said in the past, we're anticipating revenue this year, full-year of $20 million to $22 million for 2016.

With that I'd like to turn the call back over to Phil, I'd like to open up questions and answers and make sure everybody has a chance to get some questions answered.

Question-and-Answer Session

A - Philip Carlson, KCSA: Thank you, Derek. The first question, on February 9, 2016, Washoe County Commission directed staff to draft an ordinance that would not allow recreation marijuana to be sold in Medical Marijuana dispensaries in the County. Terra Tech spent $1.2 million on its Blum Reno dispensary with more planned to be spent on Blum Dispensaries in Las Vegas. How will TRTC respond to such limitations?

Derek Peterson, President and CEO of Terra Tech Corp.: I ran that by legal counsel that focuses on that area for us that is not something that's effective or an active ordinance right now and not something that's going to come into effect as we sit right now. But this opens up to kind of a broader question is, we constantly have to monitor what's going on in multiple markets from a legislative standpoint and so it is one thing getting into a market but once we are in that market and operating, we need to make sure that we're lobbying, we need to make sure we're communicating with legislators because we don't want to wake up one morning and have a piece of legislation that's pivoted or tweaked or changed to a point where it makes it cumbersome for us to operate. So we are very focused on all the different markets that we operate to make sure that legislation lands in an arena that is comfortable for us, we do that in California with MMRSA, we'll do that with the different recreational acts that are in the market that we're involved in. So we have a team and a lot of that is again why we brought in Joe as General Counsel so he can effectively manage not only your lobbies but our legal counsel in the multiple municipalities that we work in, so that we don't have something like that that hits us out of left field.

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Philip Carlson, KCSA: The next question, is there an IVXX production site currently in operation in the State of Nevada?

Derek Peterson, President and CEO of Terra Tech Corp.: We are working with existing permitees that are building out our IVXX products, our oils, waxes and shatters and those types of things, so we are pushing the IVXX brand in the Nevada marketplace in conjunction with people that have operations open. Right now, our facilities wouldn't be up and operating as we've said still next year. So we're putting some time into building that facility out over the better part of this year and a little bit into early next year and we wanted to make sure that we had some semblance of idea of recreational is passing in November that way if recreational passes in November, we are going to pivot a little bit and build out and expand the infrastructure on the cultivation facility a little bit broader knowing that the demand will be a lot more significant in the space. So we don't have our own facility up and operating at this point in time but we've done a strategic partnership with people that are producing IVXX branded products in the State of Nevada for us to be able to get the brand recognition out of the gate.

Philip Carlson, KCSA: Next question, when is the company going to make a profit?

Derek Peterson, President and CEO of Terra Tech Corp.: I get that question a lot. And I want people to understand what my intention is, we could stop growing the company right now, not go after any more permits, not go after any additional locations, fire all the lobbyists, get rid of all the heavy SG&A, not grow topline revenue and work on building out our own infrastructure reducing SG&A, reducing costs of good and get the infrastructure profitable and stop the broader corporate expenses. But that's going to come at the expense of topline growth which isn't something that we've decided to do, I want to scope up as much market share as absolutely possible and then as I bring in these different divisions, our goal and objective is to turn the subsidiaries into cash flow profitable subsidiaries but we're still going to have overall corporate expenses as we go after new projects and [indiscernible] early stages of growth those corporate expenses are going to usually outweigh the earnings from those subsidiaries. So, we are going to be in a period of time where we are going after market share, a lot like larger companies, they have the same strategy where they build topline revenue at the expense of net income, we're building a similar model out here where we want to make sure we grab as much market share.

Once we grown the company to a point where we are comfortable with, then we'll trim all the fat and we're making a lot of those changes right now, since the acquisition of Blum compared to Q1, we've dropped the cost of goods significantly, we've made a reduction in SG&A and other key pivotal areas and that was really just in the first quarter, and the first quarter where we have so many headwinds of just getting the staff integrated, changing the systems over, going through the audits and the internal controls, the standard operating procedures and those types of things but we are going to continue to make improvements fundamentally and physically inside of Blum, and in and of itself in all divisions. Same thing with Edible Garden, so the goals of the company from a broader purge and a broader perspective is continue to grab as much market share, push the Blum brand out, push the IVXX brands out, get broad penetration through acquisition and organic growth. And then as those divisions ramp up, open up and are operating, go out of our way to make sure that they are operating from a net income positive standpoint, from a positive cash flow standpoint, but again as we are going through this growth mode and we've got this huge team of lobbyists and consultants and those types of things we need to maintain competitiveness in multiple marketplaces we are going to have general large corporate overhead expenses and those won't go away until the point in time where we make a decision the company has grown large enough and we are certainly not at that point today.

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Philip Carlson, KCSA: Next one, two part, when is the company going to do a reverse split and can management provide an update on a potential uplifting?

Derek Peterson, President and CEO of Terra Tech Corp.: As far as the reverse split, I said in the past my only intention and the officers and directors only intention at this point in time to conduct a reverse split is for a potential uplifting in conjunction to meet the price per share parameters with an exchange, wherever we happen to end up. So I certainly have no intention to conduct a reverse split into a vacuum for no reason. At this point in time, and if that changes I would certainly tell people and I've said this multiple times I have no interest in conducting a reverse split with the exception of a merger or with the exception of an uplifting into a major exchange to meet the price per share parameters. I'm sorry Phil, what was - the second one was an uplifting question?

Philip Carlson, KCSA: Yes. They ask can management provide an update on a potential uplifting?

Derek Peterson, President and CEO of Terra Tech Corp.: My assumption is the exchanges are going to need banking regulations to be changed before we're going to see a major marijuana company listed on the NASDAQ or wherever. We all saw the falloff of some other companies that have made a run into the space. So we're building the company's infrastructure, we are on the QX, they've got significant listing standards on the QX, we are going to fund and finance the company to grow topline revenue, we want to build shareholder's equity as Mike James said, we've gone from little over $6 million to over $40 million in shareholder's equity. We want to make sure that we not only meet the uplifting parameters for the exchange that we want to go on to but we want to make sure we blow those parameters away. So when we knock on the door of the NASDAQ or wherever it happens to be, I want to make sure that I've got far more than the 5 million of shareholders equity required, we've got 39,500 and something shareholders right now, which is obviously way over what the parameters are. So, I want to make sure we have our tuxedo on when we show up to the ball, just for a lack of a better analogy, and that's just been a corporate strategy of ours from the directors down to the officers of the company is to make sure when we do make a run, we've got all our 'i's dotted and our 't's crossed and we don't give them an excuse not to uplift us because we know the uplifting process is going to make national news. And if I'm somebody that works at the exchange or is the decision maker over there, I want to make sure that the first company that uplifts is one that's got significant ability to raise capital in conjunction with significant financials in the long-term history and we want to make sure we are positioning ourselves for that. So, I'd uplift tomorrow if I was - if I felt confident we would get a yes, but I feel like the banking regulations need to be worked out before we make any move in that direction and in the meantime we are going to continue to build our infrastructure, we are going to continue to build the company's scope.

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Philip Carlson, KCSA: Lastly, last question, I read the S-3 went effective on Friday, August 12, can you discuss with investors S-3 and what you will use the capital for?

Derek Peterson, President and CEO of Terra Tech Corp.: I can't discuss any particular use at this point, but we are obviously extremely thrilled to have a tool of this caliber at our disposal to take care of the company's future growth. What the S-3 essentially allows us to go out and be a little more aggressive in finding financing and to negotiating financial terms and that type of thing. It's a [indiscernible] what they often call a kitchen sink shelf registration, so we can use multiple different types of financings of the shelf and usually investment bankers love to see this because it is a valuable tool for them and usually companies can get better more affordable financing. So, we're obviously going to be using it for things like our M&A campaign and those types of things and finishing build out but as we conduct or as we find financing deals, we will announce those deals through 8-Ks and make sure that we are communicating to the public the usage of those proceeds but it's a huge and very, very significant tool for us as a management team to continue to fund the Company's growth model going forward.

Philip Carlson, KCSA: That was the last of the questions.

Derek Peterson, President and CEO of Terra Tech Corp.: Again, Phil, thank you very much for holding this. Stewart, thank you for putting the conference call together on behalf of the officers and the Board of Directors, we'd like to thank all the shareholders and interested investors that took time to log into the call today. We will be back with the Q3 earnings call as well and we look forward to upcoming announcements as they come to fruition at both the California, Nevada and other marketplaces. Hope everybody has a great day, take care.

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